                                                                    EXHIBIT 23.1


The Board of Directors
O'Charley's Inc.


We consent to the use of our report included and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                       KPMG LLP


Nashville, Tennessee
April 3, 2001